UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Based on management's current outlook, on March 19, 2024, the Company issued a press release that, among other things, reiterated the Company’s revenue and non-GAAP earnings expectations for the first quarter ending 2024 guidance. This guidance is consistent with that which was provided with the Company's fourth quarter and fiscal year 2023 earnings announcement on January 31, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included under this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2024, Benchmark Electronics, Inc. (NYSE: BHE) announced that Roop K. Lakkaraju, Executive Vice President and Chief Financial Officer (“CFO”) and Principal Accounting Officer (“PAO”), intends to resign from his position effective April 1, 2024 to pursue a professional opportunity outside of Benchmark. Mr. Lakkaraju has served in his current capacity since joining the Company in January 2018. Mr. Lakkaraju's departure is not the result of any disagreement with the Company or its Board of Directors (the "Board") on any matters relating to the Company’s operations, policies or practices.

The Company will be conducting a formal search process to identify its next CFO and PAO. Effective April 1, 2024, Arvind Kamal, who has served as the Vice President of Finance of the Company for the past four years, will be named Interim CFO and PAO. Prior to joining Benchmark, Mr. Kamal served as the Vice President of Financial Planning and Analysis at Vixxo Corporation from September 2017 to December 2019.

In connection with Mr. Kamal’s additional responsibilities, the Human Capital and Compensation Committee of the Board of Directors approved an additional cash stipend of $10,500 per month. Mr. Kamal will also receive a one-time grant in connection with his service as interim CFO and PAO of $100,000 of restricted stock units that vest over 24 months, as well as severance protection that includes the following: i) an aggregate of twelve months’ salary at his then-current base annual salary for an involuntary separation for reasons other than cause, ii) a pro-rated bonus for the year prior to the date of termination without cause and iii) reimbursement of COBRA premiums for up to twelve months.

Item 7.01 Regulation FD Disclosure.

On March 19, 2024, the Company issued a press release regarding the foregoing executive transitions described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	March 19, 2024	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer